Pakistan Insurance Corporation
                                               BY COURIER SERVICE

TO   COMPANY:      EASTERN GENERAL INSURANCE COMPANY LIMITED.     TELEFAX NO:
     COUNTRY:      3RD FLOOR, NADIR HOUSE,
                   KARACHI.
     ATTENTION:    MS. REHANA HUSSAIN,     MANAGING DIRECTOR   DATE: 06-04-1998
OUR REF:   CR & TREATY DEPARTMENT
                                                           URGENT
YOUR REF: CR-21(23)/98


DEAR SIR,

SUB: CONFIRMATION OF PLACEMENTS OF YOUR TREATIES

WITH REFERENCE TO YOUR SPECIFIC INQUIRIES IN RESPECT OF YOUR BOND
AND GUARANTEEES COVERS, I AM DIRECTED TO CONFIRM THAT OUT OF OUR
MASTER COVERS WE HAVE PROVIDED THE FOLLOWING PARTICIPATION TO
YOUR COMPANY:

BOND/GUARANTEES PER POLICY UPTO A LIMIT OF US DOLLARS 500 MILLION
EFFECTIVE FROM 15 DEC 1997, RENEWAL IN DEC EVERY YEAR AS PER
MUTUAL CONSENT.

THE SECURITIES:
MUNICH RE      75%           OUR REF NO. AO/27772024/12/97
SWISS RE       25%           OUR REF NO. TA/535/12/97


REGARDS
                                             /SEAL/
                                   MINISRTY OF FORIEGN AFFAIRS
/S/ HAMID ALI KHAN                          PAKISTAN
(HAMID ALI KHAN)                              authenticated verified
ASSTT. DEPARTMENTAL OFFICER                        7/4/98
                                      /s/"the signature is illegible"
                                   /stamped/"the text of the stamp is illegible"




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